Exhibit 99.1
Selectica, Inc.
3 West Plumeria Drive
San Jose, CA 95134
August 9, 2006
Mr. Vincent G. Ostrosky
President and Chief Executive Officer
Selectica, Inc.
3 West Plumeria Drive
San Jose, CA 95134
Dear Vince:
     This letter (the “Agreement”) confirms the agreement between you and Selectica, Inc. (the “Company”) regarding the termination of your employment with the Company.
     1. Termination Date. Your employment with the Company will terminate on August 9, 2006 (the “Termination Date”), and you will cease to be an officer of the Company on the Termination Date. You will remain a member of the Company’s Board of Directors (the “Board”) and will be compensated for your service as a Board member in accordance with the Company’s director compensation policy.
     2. Effective Date and Rescission. You have up to 21 days after you received this Agreement to review it. You are advised to consult an attorney of your own choosing (at your own expense) before signing this Agreement. Furthermore, you have up to seven days after you signed this Agreement to revoke it. If you wish to revoke this Agreement after signing it, you may do so by delivering a letter of revocation to me. If you do not revoke this Agreement, the eighth day after the date you signed it will be the “Effective Date.” Because of the seven-day revocation period, no part of this Agreement will become effective or enforceable until the Effective Date.
     3. Salary and Vacation Pay. On the Termination Date, the Company will pay you $54,444.05 (less all applicable withholding taxes and other deductions). This amount represents all of your salary earned through the Termination Date and all of your accrued but unused vacation time or PTO. In addition, the Company will reimburse you for all outstanding expenses that you submit to the Company prior to the Termination Date in accordance with the Company’s standard procedures, including (without limitation) your reimbursable living expenses for the entire month of August. You acknowledge that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Agreement.
     4. Severance Pay. Although you otherwise would not have been entitled to receive any severance pay from the Company, the Company will make a lump sum severance payment to you of $400,000, less all applicable withholding taxes, on the Effective Date. This amount is equal to 12 months of your current base salary.

Mr. Vincent G. Ostrosky
August 9, 2006

     5. COBRA Premiums. You will receive information about your right to continue your group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) after the Termination Date. In order to continue your coverage, you must file the required election form. If you sign this Agreement and elect to continue group health insurance coverage, then the Company will pay the monthly premium under COBRA for yourself and your dependents until the earliest of (a) the end of the period of 12 months following the month in which the Termination Date occurs, (b) the expiration of your continuation coverage under COBRA or (c) the date when you become eligible for substantially equivalent health insurance in connection with new employment. You acknowledge that you otherwise would not have been entitled to any continuation of Company-paid health insurance.
     6. Payment in Lieu of Life Insurance. On the Effective Date, the Company will make a cash payment to you in an amount equal to the current annual premium for the term life insurance coverage that the Company is currently providing to you.
     7. Discontinuance of Option Vesting. The Stock Option Agreements evidencing all options to purchase shares of the Company’s Common Stock that you hold on the Termination Date (the “Options”) are hereby amended as provided in the next sentence. The portion of the Options that was not yet exercisable on the Termination Date will be forfeited and will never become exercisable, notwithstanding your continuing service as a member of the Board. For the sake of clarity, this will confirm that the portion of the Options that was exercisable on the Termination Date will continue to be exercisable in accordance with the applicable Stock Option Agreements (taking into account your continuing service on the Board).
     8. Release of All Claims. In consideration for receiving the severance benefits described above, you waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, including (without limitation) claims to attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act and all other laws and regulations relating to employment. However, this release covers only those claims that arose prior to the execution of this Agreement. Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement.
     9. Waiver. You expressly waive and release any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows: “A general release does not extend to claims which the creditor does not know

Mr. Vincent G. Ostrosky
August 9, 2006

or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
     10. Promise Not To Sue. You agree that you will never, individually or with any other person, commence, aid in any way (except as required by legal process) or prosecute, or cause or permit to be commenced or prosecuted, any action or other proceeding based on any claim that is the subject of this Agreement.
     11. No Admission. Nothing contained in this Agreement will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law.
     12. Other Agreements. At all times in the future, you will remain bound by your Proprietary Information and Inventions Agreement with the Company, which you signed on October 24, 2004. This Agreement supersedes the Employment Agreement dated October 1, 2004 (the “Employment Agreement”), and the letter agreement dated October 1, 2005, between you and the Company. The foregoing notwithstanding, Section 10 of the Employment Agreement (entitled “Arbitration”) will remain in full force and effect and will apply to any claim or dispute under this Agreement. This Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.
     13. Company Property. You represent that you have returned to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the Company and files stored on your computer(s) that contain information belonging to the Company, except for public documents and your personnel-related documents.
     14. Confidentiality of Agreement. You agree that you will not disclose to others the existence or terms of this Agreement, except that you may disclose such information (a) if compelled by law or (b) to your spouse, attorney or tax adviser if such individuals agree that they will not disclose to others the existence or terms of this Agreement.
     15. No Disparagement. You agree that you will never make any negative or disparaging statements (orally or in writing) about the Company or its stockholders, directors, officers, employees, products, services or business practices, except as required by law.
     16. Non-Solicitation. Until the first anniversary of the Termination Date, you will not directly or indirectly, personally or through others, solicit or attempt to solicit (on your own behalf or on behalf of any other person or entity) either (a) the employment of any employee or individual consultant of the Company or any of the Company’s affiliates or (b) the business of any customer of the Company or any of the Company’s affiliates as of the Termination Date, but only with respect to a product or service that competes with a product or service offered by the Company or any of the Company’s affiliates. For the sake of clarity, Section 8(a) of the Employment Agreement (entitled “Non-Solicitation”) will not apply after the Termination Date.

Mr. Vincent G. Ostrosky
August 9, 2006

     17. Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.
     18. Choice of Law. This Agreement will be construed and interpreted in accordance with the laws of the State of California (other than their choice-of-law provisions).
     19. Execution. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.
     Please indicate your agreement with the above terms by signing below.

Very truly yours,

Selectica, Inc.

By:	/s/ Stephen Bennion

Title:	President and Chief Executive Officer
I agree to the terms of this Agreement, and I am voluntarily signing this release of all claims. I acknowledge that I have read and understand this Agreement, and I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future.

/s/ Vincent G. Ostrosky
Signature of Vincent G. Ostrosky

Dated: August 9, 2006